UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

FRESHPET, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36729	20-1884894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor Secaucus, NJ		07094
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 520-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On February 23, 2021, Freshpet, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), to issue and sell 2,100,000 shares of its common stock (or 2,415,000 shares if the Underwriters exercised their option in full). The transaction closed on February 26, 2021, with the Underwriters purchasing 2,415,000 shares from the Company, with net proceeds to the Company (excluding offering expenses) of approximately $332 million. The shares were issued and sold pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-236614), filed with the SEC on February 25, 2020, the base prospectus therein and the accompanying prospectus supplement, dated February 23, 2021. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Company intends to use the net proceeds from the offering for general corporate purposes. General corporate purposes may include capital expenditures, including funding the continued development of Freshpet Kitchens 2.0 at Freshpet Kitchens Bethlehem, Freshpet Kitchens South and Freshpet Kitchens Ennis, additions to working capital, investments in subsidiaries, and repayment of indebtedness, among other things.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this current report and incorporated herein by reference.

Kirkland and Ellis LLP has issued an opinion, dated February 26, 2021, to the Company regarding certain legal matters with respect to the offering of the shares of common stock, a copy of which is filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated February 23, 2021, by and between among Freshpet, Inc. and BofA Securities Inc., as representative of the underwriters.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: February 26, 2021	By:	/s/ Heather Pomerantz
Name: Heather Pomerantz
Title: Chief Financial Officer